SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    March 22, 2004

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 5.    Other Events.

           Consistent with a notice given on February 17, 2004, the Registrant, pursuant to Section 5.1(c) of the Purchase Contract Agreement dated as of January 21, 2003 (the "Purchase Contract Agreement"), between the Registrant and Bank One Trust Company, N.A., as Purchase Contract Agent (the "Agent"), has fixed the variable-share settlement rate of the variable-share repurchase contracts constituting part of the Registrant’s 6.75% SPACES or existing separately as Registrant’s 4.0% Separate COVERS, in accordance with the terms of the Purchase Contract Agreement. The variable-share settlement rate has been fixed at 0.6949 shares per contract in accordance with a formula specified in the Purchase Contract Agreement. The variable-share settlement rate, as fixed, became effective at the opening of business on March 22, 2004. Under the Purchase Contract Agreement, the Registrant will provide notice of the variable-settlement rate, as fixed, to the holders of record of the securities.

           After the effective date, a holder of a variable-share repurchase contract (whether held as a component of a SPACES or as a Separate COVERS) may settle the variable-share repurchase contract by delivery to the Agent of that number of shares of common stock of the Registrant equal to the variable-share settlement rate, as fixed.

           SPACES are collateralized, forward purchase contract units for shares of common stock of the Registrant. Each of the SPACES has a stated amount of $200 and consists of PACES, a fixed-share purchase contract and U.S. treasury securities, and Separate COVERS, a variable-share repurchase contract. The Registrant fixed the variable-share settlement rate in the SPACES and the Separate COVERS pursuant to the Purchase Contract Agreement. SPACES are listed on the New York Stock Exchange under the symbol “SBZ”.

           “SPACES”, “PACES”, and “Separate COVERS” are service marks of Goldman, Sachs & Co.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Edward J. Resch
Name:	Edward J. Resch
Title:	Executive Vice President and Chief Financial Officer

Date:  March 29, 2004

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